Market Research Service Agreement

This Market Research Service Agreement is made on this day of October 18, 2009

Between:

Party A: Zenitech Corporation, Suite 1200, 1000N. West Street, Wilmington, DE 19801

And:

Party B: Mo, Wei, Suite 501, Hong Min Yi Cun, 1565 Cao Bao Road, Shanghai, China

1. Party A shall
    - collect data and information related to the new material in the market;
    - provide useful and insight information leading to the understanding of the market;
    - provide secure storage and send out product samples as necessary;
    - attend relevant trade shows and conferences in the related business;
    - identify and visit potential customers and introduce the product; and
    - purchasing literature and business reports in the concerned area of interest

2. Party B shall pay Party A a service fee of Can$26,194.26. This payment will cover all the expenses incurred by Party A for the above mentioned services, including local and domestic traveling; accommodation, insurance, local and international telephone calls and all the other expenses related to the services.
3. Each Party shall keep one of the two originally signed Agreement.
4. For all the issues that are not covered in this Agreement, and all the possible disputes arising from the Agreement, both Parties shall resolve the differences through friendly negotiations on the basis of equality and mutual benefit.
5. This Agreement takes effect upon the signing by the two parties.
6. For the renewal of this Agreement, both Parties will sign a new document prior to the expiration of this Agreement.

This Agreement is signed on Oct. 18, 2009

Party A	Party B
Zenitech Corporation	Mo, Wei
[signature]	[signature] Wei Mo
Authorized Signature	Mo, Wei